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                                                                       EXHIBIT 5


June 27, 2002



DT Industries, Inc.
907 West Fifth Street
Dayton, Ohio 45407

RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for DT Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 15,760,658 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), that may be sold from time to time by the stockholders of the Company named in the Registration Statement, of which (a) 13,260,658 shares are currently issued (the "Shares") and (b) 2,500,000 shares may be issued upon the conversion of preferred securities of DT Capital Trust, the Company's subsidiary trust (the "Conversion Shares"). This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agents (the "Transfer Agent") for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Certificate of Incorporation, as currently in effect, (c) the Company's Certificate of Designations, Preferences and Rights of its Series A Preferred Stock, as currently in effect, (d) the Company's By-laws, as currently in effect, (e) records of proceedings of the Board of Directors of the Company, (f) the Amended and Restated Declaration of Trust of DT Capital Trust, as currently in effect (the "Declaration of Trust") and the certificate representing the preferred securities of DT Capital Trust, and (g) the certificates representing the Shares and a specimen certificate representing the Common Stock.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is our opinion that:

         (1) The 13,260,658 Shares are validly issued, fully paid and non-assessable; and

         (2) Assuming the certificates representing the Conversion Shares will be manually signed by one of the authorized officers of the Transfer Agent and registered by the Transfer Agent and will conform to the specimen thereof examined by us, the 2,500,000 Conversion Shares when issued from time to time upon conversion of the preferred securities of DT Capital Trust in accordance with the terms of the such preferred securities and the Declaration of Trust will be validly issued, fully paid and non-assessable.
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DT Industries, Inc.
June 27, 2002
Page 3


Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,


/s/ KATTEN MUCHIN ZAVIS ROSENMAN

KATTEN MUCHIN ZAVIS ROSENMAN